Aegis

Potential Structure Summary:

Bond	Interest Type	% Deal	Balance	WAL	Mod Duration	Coupon	Sprd BP	Yield	Price /100	Mkt Value	Accrued Int	Mkt Value w/ Int	Scenario	Sprd To	Princ Months
AAA	WAC	95.00	141,870,000.00	2.59	2.35	4.7780	141	4.0543	101-16	143,998,050.00	508,391.15	144,506,441.15	Pricing	Interp. Curve - SWAP	1 - 61
B-1	WAC	2.15	3,208,000.00	4.41	3.89	4.7780	180	5.1452	98-14+	3,158,376.25	11,495.87	3,169,872.12	Pricing	Nearest Node - T	1 - 61
B-2	WAC	1.10	1,643,000.00	4.41	3.87	4.7780	210	5.4462	97-10	1,598,844.38	5,887.69	1,604,732.07	Pricing	Nearest Node - T	1 - 61
B-3	WAC	0.55	821,000.00	4.41	3.86	4.7780	230	5.6465	96-18	792,778.13	2,942.05	795,720.18	Pricing	Nearest Node - T	1 - 61
B-4	WAC	0.55	821,000.00	6.09	4.63	4.7780	400	7.3477	86-18+	710,806.41	2,942.05	713,748.46	25_Maturity	Nearest Node - T	1 - 357
B-5	WAC	0.35	523,000.00	6.09	4.11	4.7780	1000	13.3476	66-13	347,304.69	1,874.17	349,178.86	25_Maturity	Nearest Node - T	1 - 357
B-6	WAC	0.30	448,504.36	6.09	2.67	4.7780	3947	42.8183	25-00	112,126.09	1,607.22	113,733.31	25_Maturity	Nearest Node - T	1 - 357

Total		100.00	149,334,504.36	2.69	2.43	4.7780	161	4.3078	100-29+	150,718,308.32	535,140.20	151,253,426.15

Assumptions:				Collateral Characteristics:						Collateral:	1	2
						Collateral:	1	2		ARM Index	LIBOR 6MO	LIBOR 6MO
6MO LIBOR	1.235					Type	AMORT	IO		Gross Margin	2	2
						Gross Coupon	5.153	5.153		Mos to Next Rate Reset	61	61
Cutoff Date	20040501	Collateral NOT rolled forward				Servicing Fee	0.375	0.375		Rate Reset Frequency	6	6
Closing Date	20040527					Net Coupon	4.778	4.778		Life Cap	11	11
1st pay Date	20040625					Cut Off Date Balance	22,400,176	126,934,329		Initial Periodic Cap	6	6
Settlement	20040528	Settles with 1 Day Accrued				Original Balance	22,401,677	126,942,837		Periodic Cap	2	2
Dated Date	20040501	Delay 24 Days				Remaining Balloon Term	357	357		Life Floor	2	2
						Original Balloon Term	360	360		Original IO period	-	120
						Age	3	3		Remaining IO period	-	117
Pricing Alternatives:
Class	Interest Type	% Deal	Balance	WAL	Mod Duration	Coupon	Sprd BP	Yield	Price /100	Mkt Value	Accrued Int	Mkt Value w/ Int	Scenario
AAA2	Stripped WAC	95.00	141,870,000.00	2.59	2.37	3.9502	123.2	3.8717	100-00	35,470,000.00	105,085.20	35,575,085.20	Pricing
AAA2X	IO	95.00	NOTIONAL	1.88	1.6	0.8278	(219.3)	-	1-16	532,061.18	22,021.55	554,082.73	IO_37_CALL

AAA3	Stripped WAC	95.00	141,870,000.00	2.59	2.36	4.2261	129.3	3.9330	100-16	35,647,350.00	112,424.83	35,759,774.83	Pricing
AAA3X	IO	95.00	NOTIONAL	1.88	1.6	0.5519	(219.3)	-	1-00	354,728.88	14,681.92	369,410.80	IO_37_CALL

AAA4	Stripped WAC	95.00	141,870,000.00	2.59	2.36	4.5021	135.4	3.9940	101-00	35,814,600.00	119,733.35	35,934,333.35	Pricing
AAA4X	IO	95.00	NOTIONAL	1.88	1.6	0.2759	(219.3)	-	0-16	177,282.31	7,337.56	184,619.87	IO_37_CALL

Assumptions based on collateral comnposition disp[layed above. Initial Subordination assumed to be 5.00%. Collateral characteristics and subordination percentage subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
											PRELIMINARY - SUBJECT TO CHANGE